Adamis Pharmaceuticals Corporation 8-K

Exhibit 10.2

SALES AGREEMENT FOR 1270 DON'S LN CONWAY AR
ASSETS & ADAMIS/US COMPOUNDING IP

1.       Definitions: For the purpose of this Agreement, the SELLER shall mean 'Operating Company'; the BUYER shall mean the company or person that is purchasing the item from the Seller. SALES REPRESENTATIVE shall mean the authorized asset broker representing the Seiler. ARTICLES is the property that is for sale, which shall be defined as all assets and equipment located on the premises of 1270 Don's Ln, Conway AR, 72032 plus US Compounding intellectual property, including but not limited to the equipment and supplies listed in Exhibit A, the intellectual property and gastro guard patent/IP listed in Exhibit A, plus US Compounding customer lists.

2.       Buyer agrees to purchase the following ARTICLES from the SELLER as indicated below. SELLER and BUYER. have agreed to a sales price of $475,000 for the ARTICLES. The price is inclusive of state and/or local Taxes.

3.        It is the Buyers responsibility to perform any required checks or inspect items. All items are sold as is, where is and with all faults. Buyer agrees to Sales Representative's As-Is terms and conditions, which are listed herein as Exhibit B. The Seller does not make any warranty, express or implied, as to the nature, quality, value, or condition of any asset. The seller expressly disclaims any warranty of merchantability, fitness for a particular purpose of non-infringement.

4.       Indemnification and Insurance: From the closing date forward, Buyer indemnifies, defends and holds Seller and all its affiliates harmless against any and all liability and damage, including, but not limited to, reasonable attorney's fees arising out of any claim for personal injury, sickness, and death to any persons and for any property damage caused by the Articles or by hazardous material associated with the Articles.

5.       Payment Terms and Transfer of Title: Title to ARTICLES shall transfer from the SELLER to the BUYER upon proper payment detailed in the following payment terms. $475,000 shall be due upon satisfactory completion of Buyer's due diligence on the 1270 Dons Ln Property, or 5 days prior to closing, whichever occurs first. BUYER fully understands and agrees that closing on the 1270 Dons Ln real property cannot occur if these payment terms for the Articles are not met. The SELLER shall have the right to postpone the 1270 Don's Ln property closing until proper payment is made for the Articles. All monies paid to SALES REPRESENTATIVE by the BUYER shall be 100% refundable up to the closing of the 1270 Dons Ln real property should Buyer decide not to proceed with the purchase of the real property at 1270 Dons Ln.

Title to the Articles shall pass to BUYER upon 1270 Don's Ln property closing and a Bill or Sale for the Articles shall be furnished by SBLLER as part of the closing documents, which shall include a clear title warranty. Thereafter, BUYER shall be responsible for the maintenance, operation, and/or disposal of the ARTICLES in accordance with applicable law.

6.       This Sales Agreement shall be governed by and shall be construed according to the laws of the state of Arkansas if executed and to be performed wholly within the State of Arkansas. All actions, legal or other, instituted by BUYER under this Agreement must filed in a federal or state court located in Arkansas.

7.       This Sales Agreement contains the entire agreement and understanding between the SELLER and the BUYER as to the ARTICLES, and supersedes all prior agreements, commitments, representations, and discussions between the SELLER and the BUYER pertaining to the sale of the ARTICLES.

Sales Representative :  HealthStar, Inc.

Signature:	/s/ Carl Cote
Name:	CJ Cote
Title:	COO
Address:	62 Johnson Lane, Braintree, MA 02184

Seller:	Adamis Pharmaceuticals Corporation
Signature:	/s/ David Marguglio
Name:	David Marguglio
Title:	COO
Address:	11682 El Camino Real, Suite #300, San Diego, CA 92130

Buyer:	FarmaKeio AR LLC

Signature:	/s/ Daniel D. DeNeui
Name:	Daniel D. DeNeui
Title:	CEO
Address:	920 S. Kimball Ave, Suite 100, Southlake, TX 76092